Exhibit 10.7

AMC ENTERTAINMENT HOLDINGS, INC.

April 27, 2026

Dan Ellis

EVP & Chief Operations, Development & Marketing Officer

Dear Dan,

Retention Bonus

Your continued leadership is important to the financial growth and success of AMC Entertainment Holdings, Inc. (the “Company”). The Company is therefore offering you a cash retention bonus in the aggregate amount of $500,000 (the “Retention Bonus”), less all applicable deductions and withholdings, in consideration of your continued service to the Company through the Retention Dates defined below, subject to the terms and conditions herein.

The Company will pay you the Retention Bonus in two installments: with (i) the first installment of $125,000 paid no later than the first payroll date following February 19, 2028 (the “First Retention Date”) and (ii) the second installment of $375,000 paid no later than the first payroll date following February 19, 2029 (the “Second Retention Date” and, collectively with the First Retention Date, the “Retention Dates”), subject in each case to your continued employment with the Company through the relevant Retention Date.

For avoidance of doubt, if your employment is terminated prior to a Retention Date, you forfeit your right to any and all unpaid portions of the Retention Bonus.

No Right to Continued Employment

Nothing in this letter agreement changes the terms and conditions of your employment with the Company or confers on you any right to continued employment with the Company or any of its affiliates or successors. You remain an at-will employee for the duration of your employment with the Company, which means you or the Company may terminate your employment at any time.

Section 409A

Payments made to you under this letter agreement are intended to comply with Section 409A of the Internal Revenue Code (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this letter agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you due to non-compliance with Section 409A.

Governing Law

This letter agreement shall be governed by the laws of Delaware, without regard to conflict of law principles.

11500 Ash Street

Leawood, Kansas 66211

913 213 2000

Exhibit 10.7

AMC ENTERTAINMENT HOLDINGS, INC.

Please confirm your agreement to the foregoing by executing this letter agreement.

Sincerely,

/s/ Adam M. Aron

Adam M. Aron

Acknowledged and agreed by:

Dan Ellis

Signed: /s/ Dan Ellis

Date:  May 4, 2026

11500 Ash Street

Leawood, Kansas 66211

913 213 2000